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                                                                    EXHIBIT 10.9

                                                                  EXECUTION COPY

                            ADMINISTRATION AGREEMENT


                  THIS ADMINISTRATION AGREEMENT (this "Agreement"), made and entered into as of the 30th day of April, 1992 by and between INTERMEDIA MANAGEMENT, INC., a California corporation ("IMI"), and ROBIN MEDIA GROUP, INC., a Nevada corporation ("RMG"), with reference to the following facts and circumstances,

                              W I T N E S S E T H:

                  Whereas RMG directly or indirectly operates those certain cable television systems serving residents in or near Knoxville and Nashville, Tennessee (such systems, together with any other cable television systems acquired by RMG in the future, the "Systems"); and

                  Whereas RMG desires to retain IMI to provide certain administrative services in connection with the management and operation of the
Systems:

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  Section 1. Engagement. RMG hereby engages IMI to provide the administration services set forth in Section 3 hereof in connection with the Systems, and IMI hereby accepts such engagement, subject to and upon the terms and conditions hereof.

                  Section 2. Term. The term of this Agreement shall commence on the date hereof and shall continue until terminated, with or without cause, by RMG or IMI, at any time, on at least one hundred twenty (120) days' prior written notice to the other party. In the event of any such termination by RMG, the provisions of Paragraph 5(b) shall apply.

                  Section 3. Duties and Authority of IMI. IMI shall provide the following administrative services with respect to the operation of the Systems during the term of this Agreement:

                  (a) Establishment and maintenance of all accounting, bookkeeping, billing, collections and other financial systems and records relating to the Systems and the preparation of appropriate monthly financial reports to be furnished to RMG;

                  (b) Payment of all expenses and expenditures of RMG in accordance with the budget attached hereto as



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         Exhibit A (the "Budget"); provided, however, that any modification or deviation of greater than ten percent (10%) from any Budget item shall require the approval of RMG;

                  (c) Preparation of all periodic reports to governmental and regulatory agencies, and maintenance of all records, documents and reports of operations, including employment and personnel activities, in compliance with applicable laws and regulations, including, but not limited to, any equal employment opportunity compliance reporting;

                  (d) Establishment and maintenance of all other records relative to the operation of the Systems;

                  (e) Administration of RMG's employee benefit plans, including any plans, programs, agreements, policies, commitments or other arrangements which provide benefits to the employees of RMG, and ensuring compliance with applicable laws governing the administration and operation of such employee benefit plans;

                  (f) Preparation of all required tax returns, reports or statements of any nature related to taxable periods or portions thereof that occur during the term hereof, including without limitation, governmental charges, assessments and required contributions of RMG with respect to its business; and

                  (g) Maintenance of casualty, liability and other insurance covering the business and assets of RMG.

                  All records and reports established, prepared or maintained by IMI for RMG shall be the property of RMG, and RMG and its duly authorized representatives, partners, agents and attorneys shall have reasonable access thereto.

                  Section 4. System Operating Accounts. IMI shall establish and maintain with one or more banks reasonably acceptable to RMG one or more checking accounts ("System Operating Accounts") in the name and for the account of RMG, for the deposit of all funds collected by the Systems. IMI shall have the authority to make deposits to the System Operating Accounts. IMI shall have the authority to make disbursements and withdrawals therefrom for the expenses and expenditures of RMG in accordance with paragraph 3(b) and to make payment to IMI of its fees earned under this Agreement.


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                  Section 5. Administrative Fee.

                  (a) In consideration of the services to be provided to RMG by IMI pursuant to this Agreement, IMI shall receive (i) cost plus two percent (2%) of such portion of IMI's general overhead expenditures, including, but not limited to, salaries, benefits, office rental and other costs incurred to provide financial records by IMI for the direct benefit of RMG ("Overhead"); and
(ii) cost, as measured by the associated depreciation or amortization (as claimed in the federal income tax return of IMI), plus two percent (2%) of such portion of IMI's capital expenditures as are incurred in connection with the Overhead for the direct benefit of RMG, including, but not limited to, furniture, computers and leasehold improvements ("Capital Expenditures"). All charges for the direct benefit of RMG under this subparagraph (b) shall be determined based on the ratio of basic subscribers of RMG to all basic subscribers served by systems for which IMI provides administrative services similar to those provided hereunder. The determination of which category an expenditure under either subparagraph (a) or (b) relates to shall be determined by IMI. IMI shall not be entitled to any other fees or compensation for its services pursuant to this Agreement.

                  (b) Notwithstanding any termination of this Agreement pursuant to Section 2, IMI shall remain entitled (i) to receive the fees set forth in Paragraph 5(a) until the termination notice period set forth in Section 2 lapses; and (ii) RMG shall assume such portion of all of IMI's contracts and obligations as IMI determines is comparable to the amount of such contracts and obligations RMG had been charged prior to such termination, including without limitation a portion of its leases, equipment contracts and personnel obligations for the remainder of the then applicable term of such obligations or until the total number of basic subscribers served by systems for which IMI provides administrative services similar to those provided hereunder reaches the level of basic subscribers served by IMI immediately prior to the termination of this Agreement by RMG; provided, however, that RMG shall continue to be liable for such obligations if the corresponding rights are not assigned to IMI.

                  Section 6. Indemnification by RMG. RMG shall indemnify IMI, its officers, directors, employees and control persons and hold them harmless to the fullest extent permitted by law from any and all claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) which they may incur by reason of IMI's duties or obligations hereunder.

                  Section 7.  Return of Information Upon Termination.

                  Upon termination of this Agreement, all books and records in the possession of IMI relating to the maintenance and operation of and accounting for the Systems together with all

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supplies and other items of property owned by RMG and in IMI's possession shall be delivered to RMG, and IMI's right to compensation shall cease; provided, however, that IMI shall be entitled to be fully compensated for services rendered prior to the date of termination; and provided further, that the provisions of Section 6 hereof shall remain in full force and effect and shall survive such termination.

                  Section 8. Miscellaneous Provisions.

                  (a) Assignment. IMI shall be entitled to assign as collateral its right to receive compensation hereunder, but may not assign this Agreement and its other rights, duties and obligations hereunder to any person, other than: (i) a wholly owned subsidiary of InterMedia Partners, a California limited partnership or of InterMedia Capital Management, a California limited partnership; (ii) a corporation or partnership which owns 100% of the stock in IMI immediately prior to such assignment; or (iii) a wholly owned subsidiary of the corporation or partnership referred to in clause (ii) immediately above, without the consent of RMG; provided, however, that any assignment to an entity described in clause (i), (ii) or (iii) immediately above may be made (x) only in the event that the management of such assignee shall be essentially the same as IMI immediately prior to such assignment and (y) only upon the consent of RMG, which consent shall not be unreasonably withheld. This Agreement may not otherwise be assigned by any party hereto without the consent of the other party.

                  (b) Successors Bound. Subject to the provisions of Section 8(a) immediately above, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  (c) Notices. Any notice or demand desired or required to be given hereunder shall be in writing and deemed given when personally delivered, sent by overnight courier or deposited in the mail, postage prepaid, sent certified or registered, return receipt requested, and addressed as set forth below or to such other address as any party shall have previously designated by such a notice. Any notice so delivered personally shall be deemed to be received on the date of delivery; any notice so sent by overnight courier shall be deemed to be received one (1) business day after the date sent; and any notice so mailed shall be deemed to be received on the date shown on the return receipt (evidence of rejection of delivery or inability to deliver because of a changed address of which no notice was given pursuant to the provisions of this Agreement shall be deemed to be a receipt).



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                  If to RMG:                Robin Media Group, Inc.
                                            235 Montgomery St.
                                            Suite 420
                                            San Francisco, CA 94104
                                            Attn.:  Leo J. Hindery, Jr.

                  If to IMI:                InterMedia Management, Inc.
                                            235 Montgomery Street
                                            Suite 420
                                            San Francisco, CA 94104
                                            Attn.:  Leo J. Hindery, Jr.

                  Both with
                   copy to:                 Pillsbury Madison & Sutro
                                            235 Montgomery Street
                                            San Francisco, CA 94104
                                            Attn.:  Gregg Vignos, Esq.

                  (d) Section Headings. The section headings in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement.

                  (e) Entire Agreement. This Agreement represents the entire agreement among the parties relating to the subject matter hereof.

                  (f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

                  (g) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California.

                  (h) Severability. If any provision herein is found to be unenforceable, invalid or illegal, such provision shall be deemed deleted from this Agreement, and the remainder of this Agreement shall not be affected or impaired thereby.

                  (i) Attorneys' Fees. If any action, including, without limitation, arbitration, should arise among the parties hereto under this Agreement, the prevailing party in such action shall be reimbursed for all reasonable expenses incurred in connection with such action, including reasonable attorneys' fees.

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                  (j) Further Assurances. The parties hereto agree to execute any and all such further agreements, instruments or documents, and to take any and all such further action, as may be necessary or desirable to carry into effect the purpose and intent of this Agreement.

                  IN WITNESS WHEREOF, the parties have set their hands effective as of the date first written above.


                                        ROBIN MEDIA GROUP, INC.



                                        By /s/ Leo J. Hindery, Jr.
                                           ____________________________
                                           Leo J. Hindery, Jr.
                                           President


                                        INTERMEDIA MANAGEMENT, INC.



                                        By /s/ Leo J. Hindery, Jr.
                                           ____________________________
                                           Leo J. Hindery, Jr.
                                           President


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